Exhibit 99.1

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Condensed Combined Balance Sheets

	September 30,	December 31,
	2005	2004

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,997,865	12,707,479
Trade accounts receivable	13,570,225	9,555,345
Notes and other receivables	422,879	3,472,105
Inventories	8,161,752	6,914,783
Due from affiliate	76,502	87,674
Prepaid expenses and other current assets	2,668,872	1,791,141

Total current assets	47,898,095	34,528,527
Property, plant, and equipment, net	80,127,635	68,116,844
Other assets	2,770,742	2,911,155

Total assets	$130,796,472	105,556,526

LIABILITIES AND STOCKHOLDERS’ EQUITY AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$14,282,214	11,467,093
Note payable — stockholder	1,690,605	2,093,630
Note payable — affiliate	—	400,000
Trade accounts payable	8,099,388	5,480,123
Accrued expenses and other current liabilities	7,657,188	7,105,947
Due to affiliate	—	26,157

Total current liabilities	31,729,395	26,572,950
Long-term debt, net of current portion	27,896,947	20,767,857
Asset retirement obligation	8,721,200	8,922,800

Total liabilities	68,347,542	56,263,607

Stockholders’ equity and members’ equity:
Stockholders’ equity:
Common stock, $10 par value. Authorized, issued and outstanding 25,300 shares	253,000	253,000
Additional paid-in capital	12,248,436	12,248,436
Retained earnings (accumulated deficit)	33,100,645	(6,376,611)
Accumulated other comprehensive income	43,024	57,641
Notes payable — stockholders’ distributions	14,977,000	41,313,293

Total stockholders’ equity	60,622,105	47,495,759
Members’ equity	1,826,825	1,797,160

Total stockholders’ equity and members’ equity	62,448,930	49,292,919

Total liabilities and stockholders’ equity and members’ equity	$130,796,472	105,556,526

See accompanying notes to condensed combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Condensed Combined Statements of Income

	Nine Months Ended
	September 30,

	2005	2004

	(Unaudited)
Revenues:
Coal revenues	$141,371,248	101,663,228
Other revenues	15,483,721	4,533,220

Total revenues	156,854,969	106,196,448

Costs and expenses:
Cost of coal revenues (exclusive of items shown separately below)	88,008,415	72,396,661
Cost of other revenues	13,764,787	3,203,735
Depreciation, depletion and amortization	10,339,708	8,507,516
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	2,668,187	2,403,321

Total costs and expenses	114,781,097	86,511,233

Loss on sale of fixed assets, net	(559,852)	(4,974)

Income from operations	41,514,020	19,680,241

Other income (expense):
Interest expense	(1,592,650)	(964,135)
Interest income	301,984	66,386
Equity in loss of affiliate	(85,731)	(114,897)
Miscellaneous income, net	177,298	72,776

Total other expense, net	(1,199,099)	(939,870)

Net income	$40,314,921	18,740,371

See accompanying notes to condensed combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Condensed Combined Statements of Stockholders’ Equity and Members’ Equity and
Comprehensive Income
Nine months ended September 30, 2005 and year ended December 31, 2004
(Unaudited)

	Stockholders’ Equity
								Total
			Retained	Accumulated	Notes			Stockholders’
		Additional	Earnings	Other	Payable–	Total		Equity and
	Common	Paid-In	(Accumulated	Comprehensive	Stockholders’	Stockholders’	Members’	Members’
	Stock	Capital	Deficit)	Income	Distributions	Equity	Equity	Equity

Balances, December 31, 2003	$253,000	12,248,436	(15,187,848)	36,434	32,685,477	30,035,499	1,743,774	31,779,273
Net income	—	—	23,611,237	—	—	23,611,237	1,266,354	24,877,591
Change in unrealized gains on securities available for sale	—	—	—	21,207	—	21,207	—	21,207

Comprehensive income								24,898,798

Note repayments	—	—	—	—	(6,172,184)	(6,172,184)	—	(6,172,184)
Distributions	—	—	(14,800,000)	—	14,800,000	—	(1,212,968)	(1,212,968)

Balances, December 31, 2004	253,000	12,248,436	(6,376,611)	57,641	41,313,293	47,495,759	1,797,160	49,292,919
Net income	—	—	39,477,256	—	—	39,477,256	837,665	40,314,921
Change in unrealized gains on securities available for sale	—	—	—	(14,617)	—	(14,617)	—	(14,617)

Comprehensive income								40,300,304

Note repayments	—	—	—	—	(26,336,293)	(26,336,293)	—	(26,336,293)
Distributions	—	—	—	—	—	—	(808,000)	(808,000)

Balances, September 30, 2005	$253,000	12,248,436	33,100,645	43,024	14,977,000	60,622,105	1,826,825	62,448,930

See accompanying notes to condensed combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Condensed Combined Statements of Cash Flows

	Nine Months Ended
	September 30,

	2005	2004

	(Unaudited)
Operating activities:
Net income	$40,314,921	18,740,371
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	10,339,708	8,507,516
Equity in loss of affiliate	85,731	114,897
Accretion of asset retirement obligation	386,400	307,200
Loss on sale of fixed assets, net	559,852	4,974
Changes in operating assets and liabilities:
Trade accounts receivable	(4,014,880)	(2,094,215)
Notes and other receivables	3,049,226	3,655,520
Inventories	(1,246,969)	(2,344,226)
Due from affiliate	11,172	14,146
Prepaid expenses and other current assets	(641,565)	(646,243)
Other assets	119,682	(34,432)
Trade accounts payable	2,619,265	1,113,765
Accrued expenses and other current liabilities	(287,542)	649,159
Due to affiliate	(26,157)	83,487

Net cash provided by operating activities	51,268,844	28,071,919

Investing activities:
Capital expenditures, including interest capitalized	(3,101,058)	(845,151)
Proceeds from disposition of property, plant, and equipment	530,000	23,200
Investment in affiliate	(65,000)	(100,000)

Net cash used in investing activities	(2,636,058)	(921,951)

Financing activities:
Repayments on long-term debt	(10,395,082)	—
Repayment on note payable — affiliate	(400,000)	(8,809,402)
Repayments on notes payable — stockholder	(403,025)	(3,517,543)
Repayments on notes payable — stockholders’ distributions	(26,336,293)	(5,172,184)
Distributions to owners	(808,000)	(952,827)

Net cash used in financing activities	(38,342,400)	(18,451,956)

Net increase in cash and cash equivalents	10,290,386	8,698,012
Cash and cash equivalents at beginning of period	12,707,479	1,786,881

Cash and cash equivalents at end of period	$22,997,865	10,484,893

See accompanying notes to condensed combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Condensed Combined Financial Statements
September 30, 2005 and 2004
(Unaudited)

(1)	Business and Basis of Presentation

(a)	Organization and Business
      The accompanying unaudited condensed combined financial statements include the accounts of the coal mining operations of The Combined Entities of The Nicewonder Coal Group (collectively, the Company). All affiliated companies within the group are under common management and control.
      The Company is primarily engaged in the business of extracting, processing and marketing coal from surface mines, principally located in West Virginia and Virginia, for sale to electric utilities and steel producers in the United States. The Company is also engaged in the road construction contracting business in cooperation with the West Virginia Department of Transportation Division of Highways that permits the Company to recover the coal removed in the construction process.
      Companies comprising the coal mining operations of the Company are the following:

Mate Creek Energy of W. Va., Inc. (Mate Creek) (S-Corporation)
Buchanan Energy Company, LLC (Buchanan Energy) (Limited Liability Company)
Virginia Energy Company (Virginia Energy) (S-Corporation)
Nicewonder Contracting, Inc. (Nicewonder Contracting) (S-Corporation)
White Flame Energy, Inc. (White Flame Energy) (S-Corporation)
Premium Energy, Inc. (Premium Energy) (S-Corporation)
Twin Star Mining, Inc. (Twin Star) (S-Corporation)
Powers Shop, LLC (Powers Shop) (Limited Liability Company)
      Functions performed within this group range from the very initial stages of surveying land for mining potential, performing surface mining of all grades and qualities of coal, transferring coal from the mine to storage facilities, and the selling of coal to both third and related parties.

(b)	Principles of Combination
      The accompanying unaudited condensed combined financial statements include the accounts of the companies described above. All significant intercompany accounts and transactions have been eliminated in combination.

(c)	Basis of Presentation
      The accompanying unaudited condensed combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial reporting. Accounting measurements at interim dates inherently rely on estimates more than year end; however, in the opinion of management, all adjustments consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005. These financial statements should be read in conjunction with the audited combined financial statements and related notes as of and for the year ended December 31, 2004.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Condensed Combined Financial Statements
September 30, 2005 and 2004 — (Continued)
(Unaudited)

(2)	Trade Accounts Receivable
      Trade accounts receivable consisted of the following:

	September 30,	December 31,
	2005	2004

Accounts receivable, unrelated parties	$4,791,325	$2,332,587
Accounts receivable, affiliated agent	5,220,139	1,806,692
Road construction contracts receivable:
Billed	1,352,833	3,281,924
Unbilled	2,205,928	2,134,142

Total trade accounts receivable	$13,570,225	$9,555,345

(3)	Inventories
      Inventories consisted of the following:

	September 30,	December 31,
	2005	2004

Raw coal	$493,936	$291,549
Saleable coal	2,833,716	2,387,608
Materials and supplies	4,834,100	4,235,626

Total inventories	$8,161,752	$6,914,783

(4)	Property, Plant, and Equipment
      Property, plant, and equipment consisted of the following:

	September 30,	December 31,
	2005	2004

Land	$1,842,219	$1,462,712
Mineral rights	6,846,807	6,673,230
Plant and mining equipment	152,735,910	145,668,580
Vehicles	2,659,533	2,491,369
Mine development	8,082,991	6,892,172
Office equipment and software	130,632	130,632

	172,298,092	163,318,695
Accumulated depreciation, depletion and amortization	(92,170,457)	(95,201,851)

Property, plant and equipment, net	$80,127,635	$68,116,844

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Condensed Combined Financial Statements
September 30, 2005 and 2004 — (Continued)
(Unaudited)

(5)	Uncompleted Contract
      Information with respect to the uncompleted road construction contract as of September 30, 2005 is summarized as follows:

Costs incurred on uncompleted contract	$22,867,601
Estimated earnings thereon	—

22,867,601
Less billings to date	21,747,833

$1,119,768

Costs and estimated earnings in excess of billings on uncompleted contract	$1,119,768
Billings in excess of costs and estimated earnings on uncompleted contract	—

$1,119,768

      In May 2004, Nicewonder Contracting entered into a contract agreement with the West Virginia Department of Transportation Division of Highways (WVDOH) for the construction of a road project by performing excavation services and providing subgrade materials to assist in the construction of the road. The road project is titled the “Red Jacket Project” and is part of the King Coal Highway project in West Virginia. As part of the agreement, Nicewonder Contracting is assisting the WVDOH by assuming the lead role in obtaining from large tract owners sufficient legal rights to the rights-of-ways necessary to construct the Red Jacket Project and assisting in getting the surface lands and rights-of-ways conveyed to WVDOH. The project is expected to take approximately six years to complete. The Red Jacket Project is Nicewonder Contracting’s only project in progress as of September 30, 2005.
      Based on the terms of the contract with WVDOH, Nicewonder Contracting is reimbursed based on units of in-place cubic yards excavated and associated unit costs. The road construction project is expected to be a zero profit contract over the life of the project. As part of the contract agreement, Nicewonder Contracting is allowed to remove and sell any and all coal excavated during the construction process with all coal sales revenue recognized by Nicewonder Contracting.
      The Company had uncompleted and scheduled road construction contracts at September 30, 2005 as follows:

Contracts in progress:
Gross contracts awarded	$94,397,767
Less completed portions	22,867,601

71,530,166
Scheduled contracts	8,482,625

Totals	$80,012,791

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Condensed Combined Financial Statements
September 30, 2005 and 2004 — (Continued)
(Unaudited)

(6)	Long-Term Debt
      Long-term debt consisted of the following:

	September 30,	December 31,
	2005	2004

Fixed rate term notes	$40,535,934	29,640,285
Variable rate term notes	1,643,227	2,594,665

Total long-term debt	42,179,161	32,234,950
Less current portion of long-term debt	14,282,214	11,467,093

Long-term debt, net of current portion	$27,896,947	20,767,857

(7)	Asset Retirement Obligation
      Under the Federal Surface Mining Control and Reclamation Act of 1977 and similar state statutes, mine property is required to be restored in accordance with regulated standards. The establishment of the asset retirement obligation accrual for mine reclamation and mine closure costs is based on permit requirements and requires various estimates and assumptions, principally associated with costs, productivities, and timing of expenditures. The Company periodically reviews its entire environmental liability and makes necessary adjustments, including permit changes, revisions to costs and productivities to reflect current experience, and accretion related to the liability.
      At September 30, 2005 and December 31, 2004, the Company has recorded asset retirement obligation accruals for mine reclamation and closure costs totaling $9,309,200 and $8,922,800, respectively. The portion of the costs expected to be incurred within one year in the amount of $588,000 at September 30, 2005 is included in accrued expenses and other current liabilities. Changes in the asset retirement obligation were as follows:

Total asset retirement obligation at December 31, 2004	$8,922,800
Accretion for nine months ended September 30, 2005	386,400

Total asset retirement obligation at September 30, 2005	$9,309,200

(8)	Notes Payable — Stockholders’ Distributions
      Notes payable — stockholders’ distributions consisted of notes payable issued to the stockholders of the Company in lieu of cash distributions. The notes are noninterest bearing and are due on demand. However, each December 31, the stockholders waive their rights to call the amounts due for a period of 18 months. The outstanding balance of the notes payable — stockholders’ distributions at September 30, 2005 and December 31, 2004 was $14,977,000 and $41,313,293, respectively. Given the nature of these notes payable to stockholders, the notes have been reflected as part of total stockholders’ equity and members’ equity in the accompanying condensed combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Condensed Combined Financial Statements
September 30, 2005 and 2004 — (Continued)
(Unaudited)

(9)	Related Party Transactions
      The Company’s stockholders consist of individuals that are also owners in other entities that transact business with the Company. Amounts included in the accompanying condensed combined statements of income with respect to transactions with related parties are as follows:

	Nine Months Ended
	September 30,

	2005	2004

Management and engineering fees	$281,116	257,533
Interest income	53,197	45,760
Interest expense	2,110	21,770
Rental income	78,475	64,315
      A large portion of the Company’s coal sales and shipments are made through an affiliated company as agent. In conjunction with these sales, the affiliated company collects amounts due from customers and advances funds to the Company in anticipation of their collection and receives a commission for such services. Commission expense incurred by the Company pursuant to this arrangement was $627,446 and $606,076 for the nine months ended September 30, 2005 and 2004, respectively.

(10)	Contingencies
      The Company is involved in various legal proceedings from time to time in the normal course of business. In management’s opinion, the Company is not currently involved in any legal proceeding which individually or in the aggregate could have a material effect on the combined financial condition, results of operations and/or cash flows of the Company.

(11)	Supplemental Cash Flow Disclosures

	Nine Months Ended
	September 30,

	2005	2004

Cash paid for interest (net of amounts capitalized)	$1,541,334	982,202
Noncash investing and financing activities:
Property and equipment purchases financed with notes payable to sellers	20,339,293	21,175,375
Addition to asset retirement obligation asset and liability	—	1,906,000

(12)	New Accounting Pronouncements
      In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 151, Inventory Costs which amends the guidance in ARB No. 43, Chapter 4 Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 shall be effective for inventory costs incurred during fiscal years beginning after September 15, 2005. Earlier application is permitted for inventory costs incurred during

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Condensed Combined Financial Statements
September 30, 2005 and 2004 — (Continued)
(Unaudited)
fiscal years beginning after the date SFAS No. 151 was issued. SFAS No. 151 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 151 to have a material effect on its combined financial statements.
      In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which amends Accounting Principles Board (APB) Opinion No. 29, Accounting for Nonmonetary Transactions. APB Opinion No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after September 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date SFAS No. 153 was issued. SFAS No. 153 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 153 to have a material effect on its combined financial statements.
      On March 17, 2005, the Emerging Issues Task Force (EITF) of the FASB reached consensus on EITF Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, and on March 30, 2005, the FASB Board ratified the consensus. The EITF reached consensus that stripping costs incurred during the production phase of a mine are variable production costs that should be included in the costs of inventory produced during the period that the stripping costs are incurred. ETIF 04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2005 with early adoption permitted. The Company does not expect that the adoption of EITF 04-6 will have any material financial statement impact.
      In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143, Accounting for Asset Retirement Obligations. This Interpretation clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The provisions of this pronouncement are effective for fiscal years ending after December 15, 2005. The Company does not expect the adoption of Interpretation No. 47 will have any material financial statement impact.
      In September 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3. The statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after September 1, 2005. The statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of this statement. The Company does not expect the adoption of SFAS No. 154 to have a material effect on its combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Condensed Combined Financial Statements
September 30, 2005 and 2004 — (Continued)
(Unaudited)

(13)	Subsequent Event
      On October 26, 2005, the coal reserves and coal mining operations of the Company were acquired by Alpha Natural Resources, Inc. and certain subsidiaries (Alpha) for $35,200,000 in cash, $221,000,000 in promissory notes, of which $181,100,000 was paid on November 2, 2005 and $39,900,000 is due on January 15, 2006, and 2,180,233 shares of the Alpha’s common stock valued at approximately $53,200,000. The purchase price is subject to a post-closing adjustment based on working capital levels. The adjustment consisted of the purchase of the outstanding capital stock of White Flame Energy, Inc., Twin Star Mining, Inc. and Nicewonder Contracting, Inc., the equity interests of Powers Shop, LLC and Buchanan Energy, LLC and substantially all of the assets of Mate Creek Energy of W. Va., Inc. and Virginia Energy Company, and the acquisition of Premium Energy, Inc. by merger.

Independent Auditors’ Report
The Board of Directors
The Combined Entities of The Nicewonder Coal Group:
      We have audited the accompanying combined balance sheets of The Combined Entities of The Nicewonder Coal Group (the Company) as of December 31, 2004, 2003 and 2002, and the related combined statements of income, stockholders’ equity and members’ equity and comprehensive income, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Combined Entities of The Nicewonder Coal Group as of December 31, 2004, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the Unites States of America.
      As discussed in note 2(h) to the combined financial statements, the Company adopted the provisions of FASB Statement No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.

Roanoke, Virginia
September 30, 2005

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Combined Balance Sheets
December 31, 2004, 2003 and 2002

	2004	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$12,707,479	1,786,881	3,823,424
Trade accounts receivable	9,555,345	5,281,716	4,468,600
Notes and other receivables	3,472,105	8,310,236	10,368,713
Inventories	6,914,783	2,861,421	2,338,578
Due from affiliate	87,674	87,658	95,846
Prepaid expenses and other current assets	1,791,141	1,794,109	1,670,157

Total current assets	34,528,527	20,122,021	22,765,318
Property, plant, and equipment, net	68,116,844	47,689,245	48,923,824
Other assets	2,911,155	2,889,650	2,930,485

Total assets	$105,556,526	70,700,916	74,619,627

LIABILITIES AND STOCKHOLDERS’ EQUITY AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$11,467,093	9,709,979	9,716,000
Notes payable — stockholder	2,093,630	6,611,173	8,771,173
Note payable — affiliate	400,000	400,000	400,000
Trade accounts payable	5,480,123	3,759,047	3,547,361
Accrued expenses and other current liabilities	7,105,947	5,128,163	4,881,154
Due to affiliate	26,157	5,000	—

Total current liabilities	26,572,950	25,613,362	27,315,688
Long-term debt, net of current portion	20,767,857	6,717,081	11,575,394
Asset retirement obligation	8,922,800	6,591,200	—
Other liabilities	—	—	1,730,524

Total liabilities	56,263,607	38,921,643	40,621,606

Stockholders’ equity and members’ equity:
Stockholders’ equity:
Common stock, $10 par value. Authorized, issued and outstanding 25,300 shares	253,000	253,000	203,000
Additional paid-in capital	12,248,436	12,248,436	12,248,436
Accumulated deficit	(6,376,611)	(15,187,848)	(15,053,797)
Accumulated other comprehensive income	57,641	36,434	29,872
Notes payable — stockholders’ distributions	41,313,293	32,685,477	34,812,477

Total stockholders’ equity	47,495,759	30,035,499	32,239,988
Members’ equity	1,797,160	1,743,774	1,758,033

Total stockholders’ equity and members’ equity	49,292,919	31,779,273	33,998,021

Total liabilities and stockholders’ equity and members’ equity	$105,556,526	70,700,916	74,619,627

See accompanying notes to combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Combined Statements of Income
Years ended December 31, 2004, 2003 and 2002

	2004	2003	2002

Revenues:
Coal revenues	$135,555,016	103,599,530	96,792,869
Other revenues	9,057,763	2,128,303	1,743,899

Total revenues	144,612,779	105,727,833	98,536,768

Costs and expenses:
Cost of coal revenues (exclusive of items shown separately below)	96,798,423	85,100,015	79,841,973
Cost of other revenues	7,200,248	1,419,224	1,489,606
Depreciation, depletion and amortization	11,336,082	11,854,838	10,812,214
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	2,972,857	2,310,352	2,458,286

Total costs and expenses	118,307,610	100,684,429	94,602,079

Gain on sale of fixed assets, net	40,252	1,281,535	129,662

Income from operations	26,345,421	6,324,939	4,064,351

Other income (expense):
Interest expense	(1,351,178)	(1,486,843)	(1,797,549)
Interest income	160,888	245,965	545,406
Net realized gain on sale of marketable securities	—	—	970,557
Equity in loss of affiliate	(151,730)	(134,557)	(88,358)
Miscellaneous income (expense), net	(125,810)	120,056	162,039

Total other expense, net	(1,467,830)	(1,255,379)	(207,905)

Income before cumulative effect of accounting change	24,877,591	5,069,560	3,856,446
Cumulative effect of accounting change	—	(459,876)	—

Net income	$24,877,591	4,609,684	3,856,446

See accompanying notes to combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Combined Statements of Stockholders’ Equity and Members’ Equity and Comprehensive Income
Years ended December 31, 2004, 2003 and 2002

	Stockholders’ equity
								Total
				Accumulated	Notes			Stockholders’
		Additional		Other	Payable-	Total		Equity and
	Common	Paid-In	Accumulated	Comprehensive	Stockholders’	Stockholders’	Members’	Members’
	Stock	Capital	Deficit	Income	Distributions	Equity	Equity	Equity

Balances, December 31, 2001	$203,000	12,248,436	(12,523,570)	635,780	33,618,077	34,181,723	1,490,360	35,672,083
Net income	—	—	3,069,773	—	—	3,069,773	786,673	3,856,446
Change in unrealized gains on securities available for sale	—	—	—	(605,908)	—	(605,908)	—	(605,908)

Comprehensive income								3,250,538

Note repayments	—	—	—	—	(4,405,600)	(4,405,600)	—	(4,405,600)
Distributions	—	—	(5,600,000)	—	5,600,000	—	(519,000)	(519,000)

Balances, December 31, 2002	203,000	12,248,436	(15,053,797)	29,872	34,812,477	32,239,988	1,758,033	33,998,021
Net income	—	—	4,165,949	—	—	4,165,949	443,735	4,609,684
Change in unrealized gains on securities available for sale	—	—	—	6,562	—	6,562	—	6,562

Comprehensive income								4,616,246

Issuance of common stock	50,000	—	—	—	—	50,000	—	50,000
Note repayments	—	—	—	—	(6,427,000)	(6,427,000)	—	(6,427,000)
Distributions	—	—	(4,300,000)	—	4,300,000	—	(457,994)	(457,994)

Balances, December 31, 2003	253,000	12,248,436	(15,187,848)	36,434	32,685,477	30,035,499	1,743,774	31,779,273
Net income	—	—	23,611,237	—	—	23,611,237	1,266,354	24,877,591
Change in unrealized gains on securities available for sale	—	—	—	21,207	—	21,207	—	21,207

Comprehensive income								24,898,798

Note repayments	—	—	—	—	(6,172,184)	(6,172,184)	—	(6,172,184)
Distributions	—	—	(14,800,000)	—	14,800,000	—	(1,212,968)	(1,212,968)

Balances, December 31, 2004	$253,000	12,248,436	(6,376,611)	57,641	41,313,293	47,495,759	1,797,160	49,292,919

See accompanying notes to combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Combined Statements of Cash Flows
Years ended December 31, 2004, 2003 and 2002

	2004	2003	2002

Operating activities:
Net income	$24,877,591	4,609,684	3,856,446
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	11,336,082	11,854,838	10,812,214
Equity in loss of affiliate	151,730	134,557	88,358
Net realized gain on sale of marketable securities	—	—	(970,557)
Cumulative effect of accounting change	—	459,876	—
Accretion of asset retirement obligation	425,600	337,400	—
Gain on sale of fixed assets, net	(40,252)	(1,281,535)	(129,662)
Changes in operating assets and liabilities:
Trade accounts receivable	(4,273,629)	(813,116)	1,436,178
Notes and other receivables	4,838,131	2,058,477	(941,731)
Inventories	(4,053,362)	(522,843)	(717,638)
Due from affiliate	(16)	8,188	273,270
Prepaid expenses and other current assets	24,175	(117,390)	407,489
Other assets	(43,235)	610,154	(137,864)
Trade accounts payable	1,721,076	211,688	832,762
Accrued expenses and other current liabilities	1,977,784	247,009	494,425
Due to affiliate	21,157	5,000	14,516
Other liabilities	—	—	539,092

Net cash provided by operating activities	36,962,832	17,801,987	15,857,298

Investing activities:
Capital expenditures, including interest capitalized	(1,703,880)	(2,723,453)	(3,436,347)
Proceeds from disposition of property, plant, and equipment	194,643	2,311,246	627,248
Investment in affiliate	(130,000)	(51,235)	(547,665)
Proceeds from sale of available for sale securities	—	—	1,111,328

Net cash used in investing activities	(1,639,237)	(463,442)	(2,245,436)

Financing activities:
Repayments on notes payable	—	—	(4,101,760)
Repayments on long-term debt	(12,500,302)	(10,380,094)	(9,513,446)
Repayments on notes payable — stockholder	(4,517,543)	(2,160,000)	(251,974)
Proceeds from issuance of note payable — affiliate	—	—	400,000
Proceeds from issuance of notes payable — stockholder	—	—	4,000,000
Repayments on notes payable — stockholders’ distributions	(6,172,184)	(6,427,000)	(4,405,600)
Issuance of common stock	—	50,000	—
Distributions to owners	(1,212,968)	(457,994)	(519,000)

Net cash used in financing activities	(24,402,997)	(19,375,088)	(14,391,780)

Net increase (decrease) in cash and cash equivalents	10,920,598	(2,036,543)	(779,918)
Cash and cash equivalents at beginning of year	1,786,881	3,823,424	4,603,342

Cash and cash equivalents at end of year	$12,707,479	1,786,881	3,823,424

See accompanying notes to combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements
December 31, 2004, 2003 and 2002

(1)	Business and Basis of Presentation

(a)	Organization and Business
      The accompanying combined financial statements include the accounts of the coal mining operations of The Combined Entities of The Nicewonder Coal Group (collectively, the Company). All affiliated companies within the group are under common management and control.
      The Company is primarily engaged in the business of extracting, processing and marketing coal from surface mines, principally located in West Virginia and Virginia, for sale to electric utilities and steel producers in the United States. The Company is also engaged in the road construction contracting business in cooperation with the West Virginia Department of Transportation Division of Highways that permits the Company to recover the coal removed in the construction process.
      Companies comprising the coal mining operations of the Company are the following:

Mate Creek Energy of W. Va., Inc. (Mate Creek) (S-Corporation)
Buchanan Energy Company, LLC (Buchanan Energy) (Limited Liability Company)
Virginia Energy Company (Virginia Energy) (S-Corporation)
Nicewonder Contracting, Inc. (Nicewonder Contracting) (S-Corporation)
White Flame Energy, Inc. (White Flame Energy) (S-Corporation)
Premium Energy, Inc. (Premium Energy) (S-Corporation)
Twin Star Mining, Inc. (Twin Star) (S-Corporation)
Powers Shop, LLC (Powers Shop) (Limited Liability Company)
      Functions performed within this group range from the very initial stages of surveying land for mining potential, performing surface mining of all grades and qualities of coal, transferring coal from the mine to storage facilities, and the selling of coal to both third and related parties.

(b)	Principles of Combination
      The accompanying combined financial statements include the accounts of the companies described above. All significant intercompany accounts and transactions have been eliminated in combination.

(2)	Summary of Significant Accounting Policies and Practices

(a)	Cash and Cash Equivalents
      Cash and cash equivalents consist of cash and highly liquid, short-term investments. Cash and cash equivalents are stated at cost, which approximates fair market value. For purposes of the combined statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

(b)	Trade Accounts Receivable and Allowance for Doubtful Accounts
      Trade accounts receivable are recorded at the invoiced amount and do not bear interest. An allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company establishes provisions for losses on accounts receivable when it is probable that all or part of the outstanding balance will not be collected. The Company regularly reviews collectibility and establishes or adjusts an allowance as necessary using the specific identification method. Account balances are charged off against an allowance after all means of

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)
collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. Management has determined that trade accounts receivable as of December 31, 2004, 2003 and 2002, are collectible and therefore, no allowance for doubtful accounts has been established.

(c)	Inventories
      Coal inventories are stated at the lower of cost or market. The cost of coal inventories is determined based on average cost of production. Coal is classified as inventory at the point in time the coal is extracted from the mine and weighed at a loading facility.
      Materials and supplies inventories are valued at average cost.

(d)	Investments in Marketable Securities
      Management determines the appropriate classification of marketable securities at time of purchase and evaluates the appropriateness at each balance-sheet date. As of December 31, 2004, 2003 and 2002, the Company’s marketable securities consisted of equity securities classified as available-for-sale.
      Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities available for sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment in other comprehensive income. Gains and losses on sales of securities are determined on the specific-identification method.
      Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

(e)	Equity Investments
      Investments in unconsolidated subsidiaries representing ownership of at least 20% but less than 50% are accounted for under the equity method. Under the equity method of accounting, the Company’s proportionate share of the investee company’s income or loss is included in the Company’s net income or loss with a corresponding increase or decrease in the carrying value of the investment.

(f)	Property, Plant, and Equipment
      Costs for mineral properties, mineral rights, and mine development incurred to expand capacity of operating mines or to develop new mines are capitalized and charged to operations on the units-of-production method over the estimated proven and probable reserve tons. Mine development costs include costs incurred for site preparation and development of the mines during the development stage. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over estimated useful lives ranging from 5 to 10 years. Buildings and improvements are depreciated on a straight-line basis over estimated useful lives ranging from 20 to 30 years. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred.
      The Company capitalizes interest cost as a component of the cost of mine development. Interest cost capitalized during the years ended December 31, 2003 and 2002 was $115,733 and $76,432, respectively. No interest was capitalized for the year ended December 31, 2004.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)

(g)	Impairment of Long-Lived Assets
      In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant, equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

(h)	Asset Retirement Obligation
      The Company has future obligations to reclaim properties disturbed in conjunction with coal operations under federal and state laws. Reclamation of disturbed acreage is performed as a normal part of the mining process.
      In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. In addition, the Company records a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation.
      The Company adopted the provisions of SFAS No. 143 effective January 1, 2003. Upon adoption, property, plant, and equipment, net were increased by $3,750,400; asset retirement obligations were increased by $5,940,800; other liabilities were decreased by $1,730,524; and the cumulative effect of the change in accounting principle of $(459,876) was reflected in the combined statement of income for the year ended December 31, 2003.
      Prior to January 1, 2003, the estimated cost for mine reclamation was provided for using the units-of-production method over the economic life of the mine. Estimated reclamation costs were subject to review by management on a regular basis and revised when appropriate for changes in future estimated costs and/or regulatory requirements.

(i)	Royalties
      Lease rights to coal lands are often acquired in exchange for royalty payments. Advance mining royalties are advance payments made to lessors under terms of mineral lease agreements that are recoupable against future production. These advance payments are deferred and charged to operations as the coal reserves are mined. The Company regularly reviews recoverability of advance mining royalties and establishes or adjusts an allowance for advance mining royalties as necessary using the specific identification method. In instances where advance payments are not expected to be offset against future production royalties, the Company establishes a provision for losses on the advance payments that have been paid and the scheduled future minimum payments are expensed and recognized as liabilities.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)
Advance royalty balances are charged off against an allowance when the lease rights are either terminated or expire. Management has determined that the balance of advanced royalties as of December 31, 2004, 2003 and 2002, are recoupable against future production royalties and therefore, no allowance for advanced mining royalties has been established.

(j)	Revenue Recognition
      The Company recognizes revenue on coal sales when title passes to the customer in accordance with the terms of the sales agreement. Revenue from coal sales is recorded at the time of shipment or delivery to the customer, and the customer takes ownership and assumes risk of loss based on shipping terms. Revenues are computed on the basis of the final adjusted per ton price to be derived from coal sales.
      Other revenues generally consist of road construction contract revenue, mineral and gas royalties, timber sales, engineering services revenue, and rental income. These revenues, excluding road construction contract revenue, are recognized in the period earned or when the service is completed.
      The Company recognizes revenue on long-term road construction contracts using the percentage-of-completion method, based upon the percentage of cubic yards excavated to date to the current estimate of total cubic yards to be excavated to complete each project in process at year end. Projected losses are provided for in their entirety in the accounting period that such losses become evident, without reference to the completion status of such projects. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, change orders, claims and final contract settlements may result in revisions in total cubic yards to be excavated and earned revenues and are reflected during the accounting period in which the facts giving rise to such revisions become known. General and administrative expenses are expensed as incurred.
      The asset, “costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in advance of amounts billed. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in advance of revenues recognized.

(k)	Shipping and Handling Costs
      Shipping and handling costs charged to customers are included in coal revenues. Shipping and handling costs incurred by the Company are included in cost of coal revenues.

(l)	Workers’ Compensation and Pneumoconiosis (Black Lung) Benefits

Workers’ Compensation
      Workers’ compensation at all locations in West Virginia are insured through the West Virginia state insurance program. Workers’ compensation claims at locations in all other states where the Company operates are covered by a third-party insurance provider.

Black Lung Benefits
      The Company is required by federal and state statutes to provide benefits to employees for awards related to black lung. These claims are covered by a third-party insurance provider in all locations where the Company operates with the exception of West Virginia. The Company’s state black lung related claims at all locations in West Virginia are insured through the West Virginia state insurance program.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)

(m)	Income Taxes
      The combined financial statements contain two types of entities for federal and state income tax purposes: corporations and limited liability companies.
      The entities which are corporations have elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Therefore, these corporations do not pay federal or state corporate income taxes on their taxable income. Instead, the stockholders of the Subchapter S corporations are liable for individual federal and state income taxes on their proportionate share of the corporations’ taxable income. Accordingly, no provision for income taxes is included in the accompanying combined financial statements.
      Certain entities are limited liability companies, which are taxed as partnerships for federal and state income tax purposes. Therefore, no provisions for federal or state income taxes is made since such taxes, if any, are the responsibility of the members.

(n)	New Accounting Pronouncements
      In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 151, Inventory Costs which amends the guidance in ARB No. 43, Chapter 4 Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date SFAS No. 151 was issued. SFAS No. 151 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 151 to have a material effect on its combined financial statements.
      In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which amends Accounting Principles Board (APB) Opinion No. 29, Accounting for Nonmonetary Transactions. APB Opinion No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date SFAS No. 153 was issued. SFAS No. 153 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 153 to have a material effect on its combined financial statements.
      On March 17, 2005, the Emerging Issues Task Force (EITF) of the FASB reached consensus on EITF Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, and on March 30, 2005, the FASB Board ratified the consensus. The EITF reached consensus that stripping costs incurred during the production phase of a mine are variable production costs that should be included in the costs of inventory produced during the period that the stripping costs are incurred. ETIF

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)
04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2005 with early adoption permitted. The Company does not expect that the adoption of EITF 04-6 will have any material financial statement impact.
      In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143, Accounting for Asset Retirement Obligations. This Interpretation clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The provisions of this pronouncement are effective for fiscal years ending after December 15, 2005. The Company does not expect the adoption of Interpretation No. 47 will have any material financial statement impact.
      In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3. The statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005. The statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of this statement. The Company does not expect the adoption of SFAS No. 154 to have a material effect on its combined financial statements.

(o)	Use of Estimates
      The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the inventories; mineral reserves; asset retirement obligations; future cash flows associated with assets; construction contract revenues and expenses; useful lives for depreciation, depletion, and amortization; and fair value of financial instruments. Due to the subjective nature of these estimates, actual results could differ from those estimates.

(3)	Trade Accounts Receivable
      Trade accounts receivable consisted of the following:

	December 31

	2004	2003	2002

Accounts receivable, unrelated parties	$2,332,587	2,623,554	1,560,713
Accounts receivable, affiliated agent	1,806,692	2,658,162	2,229,076
Road construction contracts receivable:
Billed	3,281,924	—	678,811
Unbilled	2,134,142	—	—

Total trade accounts receivable	$9,555,345	5,281,716	4,468,600

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)

(4)	Notes and Other Receivables
      Notes and other receivables consisted of the following:

	December 31

	2004	2003	2002

Notes receivable — related parties	$3,448,555	8,254,836	8,841,736
Interest receivable — related parties	23,050	—	1,524,977
Other receivable	500	55,400	2,000

Total notes and other receivables	$3,472,105	8,310,236	10,368,713

      Notes receivable — related parties consisted of periodic advances to affiliated entities which at each year end are converted to notes receivable. The notes receivable are due on demand and have interest rates ranging from 0% to 7%. On September 1, 2004, the then outstanding balances on certain notes receivable from one of the affiliated entities were canceled and new demand notes bearing interest at 3% were received from the stockholders of that affiliated entity.

(5)	Inventories
      Inventories consisted of the following:

	December 31

	2004	2003	2002

Raw coal	$291,549	401,860	507,692
Saleable coal	2,387,608	508,027	495,717
Materials and supplies	4,235,626	1,951,534	1,335,169

Total inventories	$6,914,783	2,861,421	2,338,578

(6)	Prepaid Expenses and Other Current Assets
      Prepaid expenses and other current assets consisted of the following:

	December 31

	2004	2003	2002

Prepaid insurance	$654,264	612,684	572,864
Other prepaid expenses	170,449	146,033	77,808
Advanced mining royalties	195,357	77,463	230,818
Refundable excise tax claims	200,413	200,413	203,986
Marketable securities	69,424	46,718	38,823
Deferred contract costs	—	188,805	—
Other assets	501,234	521,993	545,858

Total prepaid expenses and other current assets	$1,791,141	1,794,109	1,670,157

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)

(7)	Marketable Securities
      Following is a summary of the gross unrealized gains and losses for marketable securities classified as available-for-sale:

	Available for Sale

		Gross	Gross
		Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value

Equity securities:
December 31, 2004	$11,783	57,641	—	69,424
December 31, 2003	10,284	36,434	—	46,718
December 31, 2002	8,951	29,872	—	38,823

(8)	Property, Plant, and Equipment
      Property, plant, and equipment consisted of the following:

	December 31

	2004	2003	2002

Land	$1,462,712	1,337,742	1,653,825
Mineral rights	6,673,230	6,673,230	6,673,230
Plant and mining equipment	145,668,580	115,278,957	105,168,027
Vehicles	2,491,369	2,308,050	2,258,270
Mine development	6,892,172	6,641,717	5,457,365
Office equipment and software	130,632	118,763	118,763

	163,318,695	132,358,459	121,329,480
Accumulated depreciation, depletion and amortization	(95,201,851)	(84,669,214)	(72,405,656)

Property, plant, and equipment, net	$68,116,844	47,689,245	48,923,824

      Depreciation, depletion and amortization expense was $11,336,082, $11,854,838, and $10,812,214 for the years ended December 31, 2004, 2003 and 2002, respectively.

(9)	Other Assets
      Other assets consisted of the following:

	December 31

	2004	2003	2002

Advanced mining royalties	$1,431,739	1,421,959	495,102
Escrow funds	1,075,032	1,040,385	1,740,745
Investment in Twisted Gun, LLC	354,255	375,985	459,307
Other assets	50,129	51,321	235,331

Total other assets	$2,911,155	2,889,650	2,930,485

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)

(10)	Equity Investment
      The Company had funds invested with a cumulative loss accounted for under the equity method as follows:

	Equity Method Investment

	Funds	Cumulative	Ownership	Percent
	Invested	Loss	Interest	Ownership

Twisted Gun, LLC:
December 31, 2004	$728,900	374,645	354,255	33 1/3%
December 31, 2003	598,900	222,915	375,985	33 1/3%
December 31, 2002	547,665	88,358	459,307	33 1/3%
      Condensed financial information from the Company’s investment carried on the equity basis at December 31 is summarized as follows:

	December 31

	2004	2003	2002

Current assets	$149,066	200,691	334,059
Total assets	826,979	1,026,738	1,416,822
Current liabilities	23,585	34,445	14,238
Total liabilities	303,745	418,103	514,199
Members’ capital	523,234	608,635	902,623
Net sales	465,773	529,287	183,178
Selling, general, and administrative expenses	941,749	936,664	384,595
Net loss	(475,317)	(403,672)	(197,377)

(11)	Notes Payable with Related Parties
      Note payable — affiliate consisted of a demand note payable to an affiliated company in the amount of $400,000, bearing interest at 7.25%. Interest is paid monthly on the note.
      Notes payable-stockholder consisted of the following:

	December 31

	2004	2003	2002

Note payable to the president and majority stockholder of the Company, due on demand and noninterest bearing	$2,093,630	2,611,173	4,771,173
Note payable to the president and majority stockholder of the Company, due on demand including interest at LIBOR plus 1.75% (paid in 2004)	—	4,000,000	4,000,000

Total notes payable — stockholder	$2,093,630	6,611,173	8,771,173

      Notes payable — stockholders’ distributions consisted of notes payable issued to the stockholders of the Company in lieu of cash distributions. The notes are noninterest bearing and are due on demand. However, each December 31, the stockholders waive their rights to call the amounts due for a period of 18 months. The outstanding balance of the notes payable — stockholders’ distributions at December 31, 2004, 2003 and 2002 was $41,313,293, $32,685,477 and $34,812,477, respectively. Given the nature of these notes payable to stockholders, the notes have been reflected as part of total stockholders’ equity and members’ equity in the accompanying combined financial statements.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)

(12)	Accrued Expenses and Other Current Liabilities
      Accrued expenses and other current liabilities consisted of the following:

	December 31

	2004	2003	2002

Wages and employee benefits	$2,910,982	2,298,787	1,999,629
Taxes other than income taxes	2,355,496	1,995,985	2,189,172
Workers’ compensation insurance premium payable	865,363	511,078	596,930
Interest payable	31,484	43,667	75,088
Billings in excess of costs and estimated earnings on uncompleted contract	438,173	—	—
Other liabilities	504,449	278,646	20,335

Total accrued expenses and other current liabilities	$7,105,947	5,128,163	4,881,154

(13)	Uncompleted Contract
      Information with respect to the uncompleted road construction contract as of December 31, 2004 are summarized as follows:

Costs incurred on uncompleted contract	$7,926,442
Estimated earnings thereon	—

7,926,442
Less billings to date	8,364,615

$(438,173)

Costs and estimated earnings in excess of billings on uncompleted contract	$—
Billings in excess of costs and estimated earnings on uncompleted contract	(438,173)

$(438,173)

      In May 2004, Nicewonder Contracting entered into a contract agreement with the West Virginia Department of Transportation Division of Highways (WVDOH) for the construction of a road project by performing excavation services and providing subgrade materials to assist in the construction of the road. The road project is titled the “Red Jacket Project” and is part of the King Coal Highway project in West Virginia. As part of the agreement, Nicewonder Contracting is assisting the WVDOH by assuming the lead role in obtaining from large tract owners sufficient legal rights to the rights-of-ways necessary to construct the Red Jacket Project and assisting in getting the surface lands and rights-of-ways conveyed to WVDOH. The project is expected to take approximately six years to complete. The Red Jacket Project is Nicewonder Contracting’s only project in progress as of December 31, 2004.
      Based on the terms of the contract with WVDOH, Nicewonder Contracting is reimbursed based on units of in-place cubic yards excavated and associated unit costs. The road construction project is expected to be a zero profit contract over the life of the project. As part of the contract agreement, Nicewonder Contracting is allowed to remove and sell any and all coal excavated during the construction process with all coal sales revenue recognized by Nicewonder Contracting.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)

(14)	Long-Term Debt
      Long-term debt consisted of the following:

	December 31

	2004	2003	2002

Notes payable to Caterpillar Financial Services Corporation, monthly payments from $7,769 to $88,316 including interest from 1.74% to 7.67%, due through January 2008, collateralized by related equipment	$15,114,379	12,079,922	16,173,777
Notes payable to General Electric Capital Corporation, monthly payments from $12,645 to $100,726 including interest from 3.11% to 7.45%, due through July 2010, collateralized by related equipment	12,437,349	1,840,551	2,362,743
Notes payable to FCC Equipment Financing, Inc., monthly payments from $7,509 to $17,711 including interest from 5.25% to 6.53%, due through December 2007, collateralized by related equipment	1,754,095	—	—
Notes payable to Branch Banking and Trust Company, monthly payments from approximately $11,432 to $66,797 including interest from LIBOR (2.34% at December 31, 2004) to LIBOR plus 3%, due through April 2008, collateralized by related equipment	2,594,665	1,719,915	2,409,139
$703,144 note payable to Heartwood Forestland Fund II with imputed interest at 5.0%, payable in two annual installments of $351,572, due October 22, 2005	334,462	652,643	—
Notes payable to Komatsu Financial Company, paid in full in October 2004	—	134,029	345,735

Total long-term debt	32,234,950	16,427,060	21,291,394
Less current portion of long-term debt	11,467,093	9,709,979	9,716,000

Long-term debt, net of current portion	$20,767,857	6,717,081	11,575,394

      Future maturities of long-term debt are as follows as of December 31, 2004:

Year ending December 31:
2005	$11,467,093
2006	9,145,646
2007	5,654,024
2008	2,596,549
2009	2,012,134
Thereafter	1,359,504

$32,234,950

(15)	Asset Retirement Obligation
      Under the Federal Surface Mining Control and Reclamation Act of 1977 and similar state statutes, mine property is required to be restored in accordance with regulated standards. The establishment of the asset retirement obligation accrual for mine reclamation and mine closure costs is based on permit

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)
requirements and requires various estimates and assumptions, principally associated with costs, productivities, and timing of expenditures. The Company periodically reviews its entire environmental liability and makes necessary adjustments, including permit changes, revisions to costs and productivities to reflect current experience, and accretion related to the liability.
      At December 31, 2004 and 2003, the Company has recorded asset retirement obligation accruals for mine reclamation and closure costs totaling $8,922,800 and $6,591,200, respectively. Changes in the asset retirement obligation were as follows:

Adoption of SFAS No. 143 asset retirement obligation at January 1, 2003	$5,940,800
Accretion for 2003	337,400
Sites added in 2003	313,000

Total asset retirement obligation at December 31, 2003	6,591,200
Accretion for 2004	425,600
Sites added in 2004	1,906,000

Total asset retirement obligation at December 31, 2004	$8,922,800

(16)	Fair Value of Financial Instruments
      The estimated fair values of financial instruments under SFAS No. 107, Disclosures About Fair Value of Financial Instruments, are determined based on relevant market information. These estimates involve uncertainty and cannot be determined with precision. The following methods and assumptions are used to estimate the fair value of each class of financial instrument.
      Cash and Cash Equivalents, Trade Accounts Receivables, Notes Payable, Trade Accounts Payable, and Other Current Liabilities: The carrying amounts approximate fair value due to the short maturity of these instruments.
      Notes Receivable: The fair value approximates the carrying value as the rates associated with the receivables are comparable to current market rates.
      Long-Term Debt: The fair value of long-term debt is based on the current market rate of interest offered to the Company for debt of similar maturities. The estimated fair values of long-term debt at December 31, 2004, 2003 and 2002 was $32,250,946, $16,531,890 and $21,851,160, respectively.

(17)	Defined Contribution Retirement Plan
      The Company sponsors a defined contribution retirement plan covering substantially all employees. Employer contributions, which are 8% of covered employees compensation, totaled $1,115,442, $1,128,972, and $920,426 for the years ended December 31, 2004, 2003 and 2002, respectively.

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)

(18)	Related Party Transactions
      The Company’s stockholders consist of individuals that are also owners in other entities that transact business with the Company. Amounts included in the accompanying combined statements of income with respect to transactions with related parties are as follows:

	Years Ended December 31

	2004	2003	2002

Management and engineering fees	$1,205,204	1,143,632	1,135,796
Interest income	88,083	173,123	417,894
Interest expense	29,079	115,123	118,908
Equipment rental income	182,640	81,300	84,575
      A large portion of the Company’s coal sales and shipments are made through an affiliated company as agent. In conjunction with these sales, the affiliated company collects amounts due from customers and advances funds to the Company in anticipation of their collection and receives a commission for such services. Commission expense incurred by the Company pursuant to this arrangement was $1,033,290, $936,121, and $967,980 for the years ended December 31, 2004, 2003 and 2002, respectively.

(19)	Commitments

(a)	Operating Leases
      The Company leases coal mining and other equipment under long-term operating leases with varying terms. In addition, the Company leases mineral interests and surface rights from land owners under various terms and royalty rates.
      As of December 31, 2004, aggregate future minimum lease payments under operating leases and minimum royalties under coal leases were as follows:

	Equipment	Coal
	Rental	Royalty	Total

Year ending December 31:
2005	$207,983	676,000	883,983
2006	80,992	11,000	91,992
2007	—	11,000	11,000
2008	—	1,000	1,000
2009	—	1,000	1,000
Thereafter	—	10,000	10,000

Total	$288,975	710,000	998,975

      The above table includes amounts due under noncancelable leases with initial or remaining lease terms in excess of one year.
      Net rent expense amounted to $2,860,054, $3,153,454, and $3,024,283 for the years ended December 31, 2004, 2003 and 2002, respectively. Coal royalties expense amounted to $8,905,148, $7,777,981, and $7,827,735 for the years ended December 31, 2004, 2003 and 2002, respectively.

(b)	Other Commitments
      On November 12, 2003, White Flame Energy paid $20,000 for the option to purchase three tracts of real property located in Mingo County, West Virginia. On December 8, 2004, the Company exercised the

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)
option to purchase the properties, and the closing was subsequently completed in April 2005. The total purchase price of the properties was $370,973, including the option payment.
      On April 27, 2004, Nicewonder Contracting paid $10,000 for the option to purchase certain coal and surface portions of real estate located in Mingo County, West Virginia. The option is for the one-year period of after midnight of April 1, 2006, but before midnight of April 1, 2007. The purchase price for the property will be agreed upon by the parties within ten days prior to the date upon which the Company exercises the option. The Company will be given credit for the $10,000 option payment and $53,400 paid for land purchased in 2004 in determining any payment due on the purchase.
      On August 5, 2004, Nicewonder Contracting entered into a Coal Fines Purchase Agreement for the purchase of selected coal fines. The agreement commences on August 5, 2004, and continues through August 5, 2014, or an earlier date if all coal fines have been removed. The Company has agreed to pay $6 per ton for each ton of coal fines removed.

(c)	Construction Contracts
      The Company had uncompleted and scheduled road construction contracts at December 31, 2004 as follows:

Contracts in progress:
Gross contracts awarded	$94,397,767
Less completed portions	7,926,442

86,471,325
Scheduled contracts	8,482,625

Totals	$94,953,950

(20)	Concentrations and Major Customers
      The Company markets its coal principally to electric utilities in the United States and domestic steel producers. Credit is extended based on an evaluation of the customer’s financial condition and collateral is generally not required. Credit losses are provided for in the combined financial statements and historically have been minimal. The Company is committed under long-term contracts to supply coal that meets certain quality requirements at specified prices. The prices for some multi-year contracts are adjusted based on economic indices or the contract may include year-to-year specified price changes. Quantities sold under some contracts may vary from year to year within certain limits at the option of the customer.
      Three of the Company’s largest customers accounted for approximately 41%, 22% and 15%, which represents approximately $55.9 million, $29.5 million and $20.7 million, respectively, of the Company’s coal revenues for the year ended December 31, 2004. No other single customer accounted for more than 10% of coal revenues for the year ended December 31, 2004.
      Three of the Company’s largest customers accounted for approximately 45%, 24% and 16%, which represents approximately $46.2 million, $25.1 million and $16.7 million, respectively, of the Company’s coal revenues for the year ended December 31, 2003. No other single customer accounted for more than 10% of coal revenues for the year ended December 31, 2003.
      Three of the Company’s largest customers accounted for approximately 39%, 27% and 16%, which represents approximately $37.6 million, $26.1 million and $15.8 million, respectively, of the Company’s

THE COMBINED ENTITIES OF THE
NICEWONDER COAL GROUP
Notes to Combined Financial Statements — (Continued)
coal revenues for the year ended December 31, 2002. No other single customer accounted for more than 10% of coal revenues for the year ended December 31, 2002.

(21)	Contingencies
      The Company is involved in various legal proceedings from time to time in the normal course of business. In management’s opinion, the Company is not currently involved in any legal proceeding which individually or in the aggregate could have a material effect on the combined financial condition, results of operations and/or cash flows of the Company.

(22)	Supplemental Cash Flow Disclosures

	Years Ended December 31

	2004	2003	2002

Cash paid for interest (net of amounts capitalized)	$1,363,361	1,518,264	1,774,938
Noncash investing and financing activities:
Net change in unrealized gain on securities available-for-sale	21,207	6,562	(605,908)
Property and equipment purchases financed with notes payable to sellers	28,308,192	4,863,117	12,515,015
Noncash distributions to stockholders	14,800,000	4,300,000	5,600,000
Addition to ARO asset and liability	1,906,000	313,000	—
Advance mining royalty financed with note payable to seller	—	652,643	—

(23)	Other Comprehensive Income (Loss)
      Other comprehensive income (loss) is reported in the combined statements of stockholders’ equity and members’ equity and comprehensive income. The information that follows discloses the reclassification adjustments related to marketable securities, available-for-sale that are included in other comprehensive income (loss):

	Years Ended December 31

	2004	2003	2002

Unrealized net gains, on marketable securities, available-for-sale:
Net unrealized holding gains during the year	$21,207	6,562	364,649
Reclassification adjustments for gains included in net income	—	—	(970,557)

Other comprehensive income (loss)	$21,207	6,562	(605,908)

(24)	Subsequent Events
      Subsequent to December 31, 2004 through September 30, 2005, the Company purchased approximately $19.4 million of equipment for use in its operations. These items were financed over various periods of time ranging from 24 to 48 months.
      On September 23, 2005, Alpha Natural Resources, Inc. and certain of its subsidiaries (Alpha) entered into definitive purchase agreements to acquire the coal reserves and coal mining operations of the Company. Pursuant to a series of agreements, Alpha will acquire certain assets of Mate Creek and Virginia Energy and all of the issued and outstanding equity interests of Powers Shop, White Flame Energy, Twin Star, Nicewonder Contracting, Buchanan Energy, and Premium Energy.